Exhibit 10.16a

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is entered into to be effective as of November 5, 2004 (the “Effective Date”) by and between BF ENTERPRISES, INC., a Delaware corporation (“Landlord”), and BANK ONE, NA, a national banking association (“Tenant”).

RECITALS

     A. Landlord and Tenant (collectively, the “Parties”) are parties to a written Lease dated March 1, 1995 (the “Lease”), which contains the entire agreement the Parties with respect to Tenant’s use and occupancy of the improved real property located at 1515 W. 14th Street, Tempe, Arizona (the “Premises”).

     B. The Term of the Lease is presently scheduled to expire on February 28, 2005. Tenant has elected not to exercise the renewal option set forth in the Lease. However, the Parties both desire to extend the Term of the Lease for an additional period of 6 months, on the Terms and Conditions set forth below.

TERMS AND CONDITIONS

     IN CONSIDERATION of the mutual promises of the Parties and other valuable consideration, receipt of which is acknowledged, the Parties agree as follows:

     1. Incorporation of Recitals. The Recitals are incorporated by reference as agreements of the Parties.

     2. Effect of Amendment. The Parties hereby agree that the Lease shall be amended as expressly provided in this First Amendment. Except as otherwise defined in this First Amendment, all capitalized terms shall have the same meaning in this First Amendment as in the Lease. In the event of any conflicts with any other provisions of the Lease, the provisions of this First Amendment will control. As specifically amended by this First Amendment, the provisions of the Lease shall remain in full force and effect. This First Amendment shall not become effective (nor shall it operate as an offer to lease or extend on any terms) until execution and delivery by both Parties. The Lease, as amended by this First Amendment, may not be further amended or qualified in any manner, except by written agreement signed by both Parties. This First Amendment fully expresses the agreement of the Parties with respect to the subject matter.

     3. Lease Term. Provided that no Event of Default exists on February 28, 2005, the Term of the Lease shall be extended for a period of 6 months, beginning March 1, 2005 and ending August 31, 2005 (the “Extension Period”). Tenant acknowledges that Tenant has no right to terminate the Lease before August 31, 2005 and no option to extend the Term of the Lease beyond August 31, 2005, and that the Lease will expire as of that date unless the parties should agree in writing upon the terms of a further extension. Base Rent during the Extension Period shall be as provided in Section 4 of this First Amendment, and the provisions of Section 2.04 of the Lease (pertaining to month-to-month holdover tenancy at 150% of the Base Rent) shall not apply to the Extension Period.

     4. Base Rent. Monthly installments of Base Rent during the Extension Period shall be at the rate of $.95 per square foot or $209,000.00 per month.

     5. No Notice of Intention to Sell. After the Effective Date, Landlord shall have no obligation to give Tenant any notice of Landlord’s intention to offer the Property for sale, and the provisions of Article Fifteen are hereby deleted in their entirety.

     6. FF&E. Upon surrender of possession of the Premises, Tenant agrees to leave the Premises in broom clean condition, all as set forth in Section 6.06 of the Lease, and leave in their existing locations at the Premises all of the furniture, fixtures and equipment except as set forth in Exhibit A (the “FF&E”), in addition to any alterations, additions or improvements, except as set forth in Exhibit B. At the end of the Term, Tenant shall provide Landlord with a bill of sale for the FF&E in the form attached as Exhibit C, conveying the FF&E to Landlord for the sum of $10.00.

     7. Brokers. Landlord and Tenant represent and warrant to each other that they have not dealt with any real estate broker, agent or finder in connection with this First Amendment. Landlord and Tenant shall defend, indemnify and hold each other harmless for, from and against any and all liability and cost which Landlord or Tenant may suffer in connection with real estate brokers, agents or finders claiming by, through, or under either party seeking any commission, fee or payment in connection with this First Amendment. Tenant understands that Tenant’s obligation extends to any real estate brokers, agents or finders who may seek compensation as a result of any previous involvement in connection with the Lease.

     8. Estoppel. The signature of Tenant shall operate as a representation and acknowledgment that the Lease is in full force and effect and has not been terminated or assigned or encumbered by Tenant, that the Premises have not been sublet, that, to Tenant’s knowledge, there are no Landlord defaults under the Lease as of the Effective Date nor any conditions known to Tenant which, with the passage of time or giving of notice, would result in a Landlord default under the Lease, and that, to Tenant’s knowledge, Tenant has no outstanding claims, defenses, setoffs or rights of setoff against any Rental. Tenant further acknowledges that this First Amendment is a complete and integrated expression of the parties’ intentions regarding the subject matter, and it supersedes any prior or contemporaneous verbal or written communications in that regard.

     WHEREFORE, the Parties have executed this First Amendment to be effective as of the Effective Date.

LANDLORD:		TENANT:
BF ENTERPRISES, INC.,		BANK ONE, NA,
a Delaware corporation		a national banking association

By	/s/ Brian P. Burns	By	/s/ Roy C. Keller

Its	Chairman	Its	Senior Vice President